UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 6, 2016

BIM Homes, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-55489	47-4184146
(Commission File Number)	(IRS Employer Identification No.)

c/o Legal & Compliance, LLC 330 Clematis Street, Suite 217 West Palm Beach, FL	33401
(Address of Principal Executive Offices)	(Zip Code)

(646) 481-9677

(Registrant’s Telephone Number, Including Area Code)

3136 Mission Gorge Road, Suite 111

San Diego, CA 92120

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

On July 7, 2016, BIM Homes, Inc. (the “Company”) engaged Salberg & Co. (“Salberg”) as its independent accounting firm and dismissed PLS CPA (“PLS”) from that role. The change in accountants was recommended and approved by the Company’s Board of Directors on July 7, 2016, and the Company informed PLS of its dismissal on July 7, 2016.

The reports of PLS on the financial statements of the Company as of and for the fiscal years ended December 31, 2015 and 2014 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report of PLS on the Company’s financial statements for fiscal years ended December 31, 2015 and 2014 contained an explanatory paragraph which noted that there was substantial doubt about the Company’s ability to continue as a going concern. During the fiscal years ended December 31, 2015 and 2014 and through the date of dismissal, (i) there were no disagreements with PLS on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of PLS, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the financial statements for those periods and (ii) there were no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K), except that, in connection with PLS’ audit of the Company’s financial statements for the fiscal year ended December 31, 2015, PLS advised us that there was a material weakness in our internal control over financial reporting relating to (i) insufficient resources, (ii) inadequate segregation of duties, and lack of audit committee and outside directors on the Company’s board of directors.

The Company provided PLS with a copy of the foregoing disclosure and requested that PLS furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with such disclosure, and if not, stating the respects in which it does not agree. A copy of the letter from PLS is filed as Exhibit 16.1 to this Form 8-K.

During the fiscal years ended December 31, 2015 and 2014 and through the date the Company engaged Salberg, neither the Company, nor anyone acting on its behalf, consulted with Salberg regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company that Salberg concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matters that were either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 6, 2016, the Company’s board of directors appointed Milan Saha as the Company’s Chief Executive Officer, President, Secretary and Treasurer. The Company’s board of directors also appointed Mr. Saha as a member of the Company’s board of directors, to fill a vacancy on the board resulting from an increase in the number of directors.

Mr. Saha, 39, is a principal and General Counsel of Armada Enterprises GP, LLC (“Armada”), the Company’s largest shareholder. Prior to joining Armada in 2015, Mr. Saha maintained a private law practice, which he started in 2013. Previously, Mr. Saha served as senior associate and head of the corporate department at Brinen & Associates, LLC, a boutique law firm, from 2006 to 2013. Mr. Saha graduated from Johns Hopkins University with a BA in English, and he also holds a Juris Doctorate (J.D.) from New York Law School. Mr. Saha’s qualifications to serve as a director include his legal background and business experience with Armada.

As previously disclosed, effective June 17, 2016, certain stockholders and warrant holders of the Company sold an aggregate of 2,495,000 shares of the Company’s common stock and warrants to purchase 2,495,000 shares of the Company’s common stock, resulting in a change of control of the Company. Armada Enterprises GP, LLC (“Armada”) purchased 2,000,000 shares of common stock, representing 76.0% of the Company’s outstanding common stock, and 2,000,000 warrants to purchase shares of common stock in these transactions. Mr. Saha serves as Armada’s Chief General Counsel and is a minority member.

Except as set forth herein, there is no arrangement or understanding between Mr. Saha and any other person pursuant to which he was selected as a director. There have been no transactions and are no currently proposed transactions in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or 1% of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which Mr. Saha had or will have a direct or indirect material interest.

Effective July 6, 2016, Daniel Masters resigned as the Company’s President, Chief Executive Officer and as a member of the Company’s board of directors. Also effective July 6, 2016, Howard Behling resigned as the Company’s Chief Financial Officer, Secretary, Treasurer and as a member of the Company’s board of directors.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No	Description

16.1	Letter from PLS CPA to the Securities and Exchange Commission dated July 7, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 12, 2016	BIM HOMES, INC.

	By:	/s/ Milan Saha
	Name:	Milan Saha
	Title:	Chief Executive Officer and President